Exhibit 24.2

POWER OF ATTORNEY

I, Mark M. Little, a director of A123 Systems, Inc. (the “Company”), hereby constitute and appoint David P. Vieau, Michael Rubino and Eric J. Pyenson, and each of them singly (with full power to each of them to act alone), my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Company’s Form S-1 registration statement under the Securities Act of 1933 in connection with the Company’s initial public offering (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Mark M. Little	Director	June 19, 2009
Mark M. Little